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                                                                      EXHIBIT 21

                    Subsidiaries of PortaCom Wireless, Inc.

           Name                    Jurisdiction of incorporation or organization
           ----                    ---------------------------------------------
PortaCom International, Ltd.       Nevada
Extreme Telecom, Inc.              California
PCBX Systems, Inc.                 California
Extreme Laboratories, Inc.         California
American Cambodian Telecom, Ltd.   Kingdom of Cambodia